Exhibit 99.1

ACE Limited Bärengasse 32 CH-8001 Zurich Switzerland	acegroup.com @ACEGroup

ACE Shareholders Approve Acquisition of Chubb

Zurich — October 22, 2015 — ACE Limited (NYSE: ACE) shareholders today voted at a special meeting to approve all proposals related to the company’s previously announced agreement to acquire The Chubb Corporation (NYSE: CB). Votes in favor of each agenda item exceeded 98% of the total represented and cast. The matters approved today, including the proposal to change the company’s name to Chubb Limited following completion of the transaction, constitute all ACE shareholder approvals required for closing. Four current members of the Chubb board of directors were also elected to the ACE Limited board, effective as of the completion of the transaction.

The combination of ACE and Chubb will create a global leader in commercial and personal property and casualty (P&C) insurance with enhanced growth and earning power.

“Today’s vote is an important milestone toward completing our acquisition of Chubb, a venerable company with a great brand,” said Evan G. Greenberg, Chairman and CEO of ACE Limited. “This transaction advances our strategy and represents an outstanding opportunity to create significant value for both ACE and Chubb shareholders. The combination brings together two great underwriting companies that are highly complementary. We will make each other better and create a unique company in a class of its own that has greater growth and earning power than the sum of the two companies separately.”

The transaction was announced on July 1, 2015. On September 30, 2015, ACE received notice from the U.S. Federal Trade Commission that it had granted early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction, which is expected to close in the first quarter of 2016, remains subject to regulatory reviews and approvals and other customary closing conditions.

About ACE Group

ACE Group is one of the world’s largest multiline property and casualty insurers. With operations in 54 countries, ACE provides commercial and personal property and casualty insurance, personal accident and supplemental health insurance, reinsurance and life insurance to a diverse group of clients. ACE Limited, the parent company of ACE Group, is listed on the New York Stock Exchange (NYSE: ACE) and is a component of the S&P 500 index. Additional information can be found at: www.acegroup.com.

Contact

Media: Jeffrey Zack, 212-827-4444, jeffrey.zack@acegroup.com

Investors: Helen Wilson, 441-299-9283, helen.wilson@acegroup.com

ACE®, ACE logo®, and ACE insured® are trademarks of ACE Limited.	1

ACE LIMITED NEWS RELEASE

Cautionary Statement Regarding Forward-Looking Statements:

All forward-looking statements made in this communication related to the acquisition of Chubb, post-closing management of the combined company, performance or otherwise reflect ACE’s current views with respect to future events, business transactions and business performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” “project” or other words of similar meaning. All forward-looking statements involve risks and uncertainties, which may cause actual results to differ, possibly materially, from those contained in the forward-looking statements.

Forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction involving ACE and Chubb, including future financial results; ACE’s and Chubb’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction; expected management appointments and other statements that are not historical facts. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, without limitation, the following: the inability to complete the transaction in a timely manner; the failure to satisfy applicable conditions to completion of the transaction, including receipt of required regulatory approvals; the failure of the proposed transaction to close for any other reason; the possibility that any of the anticipated benefits of the proposed transaction will not be realized; the risk that integration of Chubb’s operations with those of ACE will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the transaction on ACE’s, Chubb’s or the combined company’s respective business relationships, operating results and business generally; the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; general competitive, economic, political and market conditions and fluctuations; and actions taken or conditions imposed by the United States and foreign governments and regulatory authorities. Moreover, there is no certainty that the individuals identified as expected officers of the combined company will in fact remain employed by ACE or Chubb, respectively, through closing of the transaction. In addition, you should carefully consider the risks and uncertainties and other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the joint proxy statement/prospectus that was delivered to ACE’s and Chubb’s respective shareholders, and in ACE’s and Chubb’s respective filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s website, located at www.sec.gov, including the sections entitled “Risk Factors” in ACE’s Annual Report on Form 10–K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, “Risk Factors” in ACE’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, which was filed with the SEC on August 4, 2015, and “Risk Factors” in Chubb’s Annual Report on Form 10–K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015. You should not place undue reliance on forward-looking statements, which speak only as of the date of this communication. ACE undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ACE®, ACE logo®, and ACE insured® are trademarks of ACE Limited.	2